Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the (1) Coca-Cola Refreshments Matched Employee Savings and Investment Plan, (2) Coca-Cola Refreshments USA, Inc. Supplemental Matched Employee Savings and Investment Plan, (3) Coca-Cola Refreshments Bargaining Employees’ 401(k) Plan, (4) Coca-Cola Refreshments Savings and Investment Plan for Certain Bargaining Employees, (5) Coca-Cola Refreshments Savings Plan for Organized Employees of Southern New England, (6) Coca-Cola Bottling Company of St. Louis Bargaining Employees Savings and Investment Plan, (7) Central States Coca-Cola Bottling Company Bargaining Savings Plan, (8) Great Lakes Canning 401(k) Plan for Union Employees, and (9) Lansing Matched Employees’ Savings and Investment Plan, of our reports dated February 28, 2011, with respect to the consolidated financial statements of The Coca-Cola Company, and the effectiveness of internal control over financial reporting of The Coca-Cola Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Atlanta, Georgia
February 28, 2011